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                                                                   EXHIBIT 21.01

                        LIST OF REGISTRANT'S SUBSIDIARIES



         Entity                                   State/Country of Incorporation
         ------                                   ------------------------------
Greenco Subsidiary Corporation                             Delaware
Intuit Insurance Services Inc.                             Virginia
Intuit Lender Services, Inc.                               Delaware
Lacerte Educational Services, Inc.                         Delaware
Lacerte Software Corporation                               Delaware
Quicken Investment Services, Inc.                          Delaware
Intuit Canada Limited                                      Canada
Intuit Deutschland GmbH                                    Germany
Intuit Ltd.                                                United Kingdom
Intuit K.K.                                                Japan
Intuit France S.A.                                         France
Intuit (AUS) Pty. Ltd.                                     Australia



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